UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 8, 2012

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 8, 2012, Level 3 Communications, Inc. (“Level 3”) issued a press release relating to, among other things, fourth quarter and full year 2011 financial results, including certain full year 2012 financial projections. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K.

Some of the statements made in Exhibit 99.1 are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to:  the company’s ability to successfully integrate the Global Crossing acquisition, the current uncertainty in the global financial markets and the global economy; a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; and disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing.  Additional factors include, but are not limited to, the company’s ability to:  increase and maintain the volume of traffic on its network; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; successfully integrate future acquisitions; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in Exhibit 99.1 should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Level 3 also provided the additional supplemental financial information.

LEVEL 3 COMMUNICATIONS SUMMARY FINANCIAL RESULTS (Level 3 Standalone)

$ in Millions

					Adjusted for intercompany revenue, and integration & transaction costs	Adjusted for intercompany revenue, and integration & transaction costs					Adjusted for intercompany revenue, and integration & transaction costs
Core Network Services Revenue	4Q10	1Q11	2Q11	3Q11	4Q11	4Q11/ 3Q11 %Change	4Q11 % CNS	4Q11 %Total	4Q11/ 4Q10 % Change	FY2010	FY2011
Infrastructure	$147	$146	$149	$155	$150	(3)%	19%	16%	2%	$585	$600
Transport	297	297	297	298	307	3%	40%	33%	3%	1,157	1,199
Data Services	181	189	199	207	220	6%	28%	24%	22%	691	815
Voice (Local & Enterprise)	95	97	99	99	99	—%	13%	11%	4%	394	394
Total Core Network Services	720	729	744	759	776	2%	100%	84%	8%	2,827	3,008
Wholesale Voice Services	161	164	151	152	144	(5)%		15%	(11)%	650	611
Other	23	21	18	16	14	(13)%		1%	(39)%	114	69
Total Revenue	$904	$914	$913	$927	$934	1%		100%	3%	$3,591	$3,688

Global Crossing Standalone Revenue by Region

“Invest and Grow” Revenue	4Q10	1Q11	2Q11	3Q11	4Q11(1)	4Q11/ 3Q11 %Change	4Q11/ 4Q10 %Change
GCUK	$128	$113	$116	$116	$105	-9%	-18%
ROW	335	332	349	354	344	-3%	3%
GC Impsat	151	150	163	165	161	-2%	7%
Eliminations	(12)	(8)	(6)	(6)	(7)
Total “Invest and Grow” Revenue	602	587	622	629	603	-4%	0%
Wholesale Voice and Other Revenue	81	74	70	68	67	-1%	-17%
Consolidated Revenue	$683	$661	$692	$697	$670	-4%	-2%

(1)  Fourth quarter 2011 results are based on Global Crossing’s definitions for these metrics and exclude the effects of intercompany eliminations of revenue from Level 3 and acquisition price adjustments associated with the acquisition of Global Crossing by Level 3

Level 3 Communications

Pro Forma Revenue - 2012 Reporting Format

2012 Regional Revenue Distribution by Channel

	1Q11	2Q11	3Q11	4Q11	FY11
CNS Revenue ($ in millions)
North America	$927	$955	$966	$976	$3,824
Wholesale	$381	$391	$393	$388	$1,553
Enterprise	$546	$564	$573	$588	$2,271

Latin America	$155	$169	$171	$168	$663
Wholesale	$36	$40	$38	$35	$149
Enterprise	$119	$129	$133	$133	$514

EMEA	$226	$232	$237	$224	$919
Wholesale	$96	$98	$100	$94	$388
Enterprise	$72	$77	$80	$80	$309
UK Government	$58	$57	$57	$50	$222

Total	$1,308	$1,356	$1,374	$1,368	$5,406
Wholesale	$513	$529	$531	$517	$2,090
Enterprise (1)	$795	$827	$843	$851	$3,316

Total CNS	$1,308	$1,356	$1,374	$1,368	$5,406
Wholesale Voice Services and Other Revenue	$240	$223	$225	$211	$899
Total Revenue	$1,548	$1,579	$1,599	$1,579	$6,305

(1) Includes EMEA UK Government Revenue.

Item 9.01. Financial Statements and Exhibits

(a)                  Financial Statements of Business Acquired

None

(b)                 Pro Forma Financial Information

None

(c)                  Shell Company Transactions

None

(d)                 Exhibits

99.1                           Press Release dated February 8, 2012, relating to, among other things, fourth quarter and full year 2011 financial results, including certain full year 2012 financial projections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: February 8, 2012

Exhibit Index

Exhibit	Description

99.1	Press Release dated February 8, 2012, relating to, among other things, fourth quarter and full year 2011 financial results, including certain full year 2012 financial projections.